Exhibit 10.1 Agreement and Plan of Merger

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of June 12, 2008, is made and entered into by and between ISDERA NORTH AMERICA, INC., a New York corporation (“Isdera-New York”) and ISDERA NORTH AMERICA, INC., a Nevada corporation and a wholly owned subsidiary of Isdera-New York (“Isdera-Nevada”).

RECITALS

WHEREAS, Isdera-Nevada was formed in the State of Nevada on April 23, 2008 as a wholly-owned subsidiary of Isdera-New York; and

WHEREAS, the board of directors of each of the Isdera-New York and Isdera-Nevada deems it advisable and in the best interests of the Isdera-New York and Isdera-Nevada, respectively, upon the terms and subject to the conditions herein stated, that the Isdera-New York be merged with and into Isdera-Nevada and that Isdera-Nevada be the surviving corporation (the “Merger”); and

WHEREAS, Isdera-New York will submit this Agreement for approval by written consent of the holders of shares of common stock, $0.01 par value, of Isdera-New York and Isdera-Nevada (the “Common Stock”).

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that Isdera-New York shall be merged with and into Isdera-Nevada on the terms and conditions hereinafter set forth.

ARTICLE I
MERGER

1. Effective on the time the Articles of Merger are accepted for filing in New York and the Certificate of Merger is accepted for filing in Nevada (the “Effective Time”), Isdera-New York shall be merged with and into Isdera-Nevada in accordance with the Nevada Revised Statutes (“NRS”) and the New York Business Corporation Law (“NYBCL”), and the separate existence of Isdera-New York shall cease and Isdera-Nevada (hereinafter sometimes referred to as the “Surviving Corporation”) shall continue to exist under the name of Isdera North America, Inc. by virtue of, and shall be governed by, the laws of the State of Nevada.

ARTICLE II
CERTIFICATE OF INCORPORATION
OF THE SURVIVING CORPORATION

2. The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Isdera-New York (as amended), as in effect immediately prior to the Effective Time, unless and until thereafter amended as provided by applicable law.

ARTICLE III
BYLAWS OF THE SURVIVING CORPORATION

3. The Bylaws (as amended) of Isdera-New York shall be the Bylaws of the Surviving Corporation as in effect immediately prior to the Effective Time.

ARTICLE IV
EFFECT OF MERGER ON STOCK
OF CONSTITUENT CORPORATIONS

4.1  At the Effective Time, each authorized share of common stock of Isdera-New York, consisting of 500,000,000 shares of Common Stock, par value $0.001 per share (the “New York Common Stock”), of which 4,284,400 shares are, as of the date hereof, issued and outstanding, shall be converted into one (1) share of common stock, par value $0.001 per share, of the Surviving Corporation (the “Nevada Common Stock”).

4.2  At and after the Effective Time, each share of New York Common Stock shall be cancelled and retired and, by virtue of the Merger and without further action, shall cease to exist.

4.3  At and after the Effective Time, all documentation which prior to that time evidenced and represented New York Common Stock shall be deemed for all purposes to evidence ownership of and to represent those shares of Nevada Common Stock into which the New York Common Stock represented by such documentation has been converted as herein provided and shall be so registered on the books and records of Isdera-Nevada. Each certificate representing common stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Isdera-New York so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

  4.4 If any certificate for shares of Nevada Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Company or its transfer agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Isdera-Nevada that such tax has been paid or is not payable.

ARTICLE V
CORPORATE EXISTENCE, POWERS AND
LIABILITIES OF SURVIVING CORPORATION

5.1  On the Effective Time, the separate existence of Isdera-New York shall cease and Isdera-New York shall be merged with and into Isdera-Nevada in accordance with the provisions of this Agreement. Thereafter, the Surviving Corporation shall possess all of the rights, privileges, powers and franchises as well of a public as of a private nature, and shall be subject to all the restrictions, disabilities and duties of Isdera-New York; and all rights, privileges, powers and franchises of Isdera-New York, and all property, real, personal and mixed, and all debts due to each of them on whatever account, as well as stock subscriptions and all other things in action or belonging to Isdera-New York, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter effectually the property of the Surviving Corporation as they were of Isdera-New York, and the title to any real estate, whether by deed or otherwise, vested in Isdera-New York shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of Isdera-New York shall be preserved unimpaired, and all debts, liabilities and duties shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

ARTICLE VI
OFFICERS AND DIRECTORS
OF SURVIVING CORPORATION

6. At the Effective Time, the officers and directors of Isdera-New York shall become the officers and directors of the Surviving Corporation, and such persons shall hold office in accordance with the Bylaws of the Surviving Corporation or until their respective successors shall have been appointed or elected and qualified.

ARTICLE VII
APPROVAL BY STOCKHOLDERS;
AMENDMENT; EFFECTIVE TIME

7.1  This Agreement and the Merger contemplated hereby are subject to approval by the requisite vote of the stockholders of Isdera-New York in accordance with New York law. As promptly as practicable after approval of this Agreement by such stockholders in accordance with applicable law, duly authorized officers of Isdera-Nevada and Isdera-New York shall make and execute a Certificate of Merger and Articles of Merger or other applicable certificates or documentation effecting this Agreement and shall cause such document or documents to be filed with the Secretaries of State of the States of Nevada and New York, respectively, in accordance with the applicable Nevada and New York law.

7.2  The respective Boards of Directors of Isdera-Nevada and Isdera-New York may amend this Agreement at any time prior to the Effective Time.

ARTICLE VIII
PAYMENT OF FEES AND FRANCHISE TAXES

8. The Surviving Corporation shall be responsible for the payment of all fees and franchise taxes of Isdera-New York relating to or required to be paid in connection with the Merger.

ARTICLE IX
TERMINATION OF MERGER

9. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after stockholder approval of this Agreement, by the consent of the Board of Directors of Isdera-Nevada and the Board of Directors of Isdera-New York.

ARTICLE X

MISCELLANEOUS AND GENERAL

10.1 The Merger is intended to be a tax-free plan or reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.

10.2 This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

10.3 The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any person or any circumstance, is determined by any court or other authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, all as of the day and year first above written.

ISDERA NORTH AMERICA, INC., a New York corporation

By:
Name: Jing Jiang
Title: Chief Operating Officer and Secretary

ISDERA NORTH AMERICA, INC., a Nevada corporation

By:
Name: Jing Jiang
Title: Chief Operating Officer and Treasurer